ASSIGNMENT AGREEMENT -
TRAXYS BLACK MASS AGREEMENTS
THIS ASSIGNMENT AND ASSUMPTION AGREEMENT (the “Assignment Agreement”) dated as of July 1, 2023 (the “Effective Date”) is by and between:
LI-CYCLE AMERICAS CORP.
a company organized and existing
under the laws of the Province of Ontario, Canada
(“Ontario SpokeCo”)
-and-
LI-CYCLE INC.
a company organized and existing
under the laws of the State of Delaware, U.S.A.
(“SpokeCo” and, together with Ontario SpokeCo,
collectively, the “Assigning Parties”)

-and-
LI-CYCLE U.S. INC.
a company organized and existing
under the laws of the State of Delaware, U.S.A.
(the “Assuming Party”)

(each, a “Party” and, collectively, the “Parties”)
RECITALS:
A.Traxys North America LLC, on the one hand, and Ontario SpokeCo or SpokeCo, on the other hand, are parties to the respective agreements described on Schedule A hereto (collectively, the “Agreements”);
B.Each of the Assigning Parties desires to assign to the Assuming Party all of its respective rights and delegate to the Assuming Party certain of its respective obligations under the Agreements to which it is a party, pursuant to the terms hereof;
C.The Assuming Party desires to accept such assignment of rights and delegation of obligations under the Agreements; and
D.All necessary notices have been provided and approvals obtained, as applicable, for the assignment of each of the Agreements.
NOW, THEREFORE, in consideration of the mutual covenants, terms and conditions set forth in the Agreements and for other good and valuable consideration, the receipt, adequacy and sufficiency of which are hereby acknowledged, the Parties to this Assignment Agreement covenant and agree as follows:

1.Assignment; Assumption

Each of the Assigning Parties hereby irrevocably sells, assigns, grants, conveys and transfers to the Assuming Party all of its respective rights, title and interest in and to the Agreements to which it is a party. The Assuming Party unconditionally accepts all of such assignments and assumes all of the Assigning Parties’ duties and obligations under the Agreements and agrees to pay, perform and discharge, as and when due, all of the obligations of the Assigning Parties under the Agreements accruing on and after the Effective Date, provided that each of the Assigning Parties shall remain jointly and severally liable along with the Assuming Party for the obligations of the Assuming Party arising under the Agreements to which it is a party.
2.Mutual Representations and Warranties
Each Party represents and warrants to the other Party that it has the full right, power and authority to enter into and perform its obligations under this Assignment Agreement, and that neither the making of this Assignment Agreement nor compliance herewith shall result in a breach of any other agreement to which such Party is a party or by which it is bound.
3.Indemnification

(a)Each Party (as the “Indemnifying Party”) shall defend, indemnify and hold harmless the other Party, and its officers, directors, employees, agents, affiliates, permitted successors and permitted assigns (collectively, the “Indemnified Party”), against any and all losses, damages, liabilities, deficiencies, claims, actions, judgments, settlements, interest, awards, penalties, fines, costs, or expenses of whatever kind, including reasonable lawyers’ fees, fees and the costs of enforcing any right to indemnification under this Assignment Agreement and the cost of pursuing any insurance providers, incurred by an Indemnified Party (collectively, the “Losses”), arising out or resulting from any claim of a third party or Party alleging: (i) any breach by Indemnifying Party of any representation, warranty, covenant or other obligations set forth in this Assignment Agreement; or (ii) negligence or negligent act or omission of an Indemnifying Party (including any recklessness or willful misconduct) in connection with the performance of its obligations under this Assignment Agreement.
(b)Notwithstanding anything to the contrary in this Assignment Agreement, the Indemnifying Party is not obligated to indemnify, defend or hold harmless the other Party and the other Indemnified Parties against any Losses arising out of or resulting, in whole or in part, from an Indemnified Party’s: (i) willful, reckless or negligent acts or omissions; or (ii) bad faith failure to comply with any of its obligations set forth in this Assignment Agreement.
(c)An Indemnified Party seeking indemnification under this Section 3 shall give the Indemnifying Party: (i) prompt Notice (as defined below) of the relevant claim; provided, however, that failure to provide such notice shall not relieve the Indemnifying Party from its liability or obligation hereunder except to the extent of any material prejudice directly resulting from such failure; and (ii) reasonable cooperation, at the Indemnifying Party’s expense, in the defence of such claim. The Indemnifying Party shall have the right to control the defence and settlement of any such claim; provided, however, that the Indemnifying Party shall not, without the prior written approval of the Indemnified Party, settle or dispose of any claims in a manner that affects the Indemnified Party’s rights or interests. The Indemnified Party shall have the right to participate in the defence at its own expense.

THIS SECTION 3 SETS FORTH THE ENTIRE LIABILITY AND OBLIGATION OF EACH INDEMNIFYING PARTY AND THE SOLE AND EXCLUSIVE REMEDY OF EACH INDEMNIFIED PARTY FOR ANY DAMAGES COVERED BY THIS SECTION 3.
4.Further Assurance
Each Party shall at all times hereinafter, do and execute or cause to be made, done or executed all such acts, instruments, assurances and writings whatsoever as may be reasonable to perform or give effect to this Assignment Agreement.
5.Notice
All notices, requests and other communications to be given hereunder by one Party to the other Party shall be in writing and delivered to the receiving Party at their respective address as set forth below, or at such other address as the receiving Party may designate from time to time by notice given pursuant to the terms of this Section 5.
Li-Cycle Americas Corp.
207 Queens Quay West, Suite 590
Toronto, Ontario, M5J 1A7, Canada
Attention: Michael Robinette, Vice President, Spoke Operations
Email: legal@li-cycle.com
Li-Cycle Inc.
55 McLaughlin Road, Rochester, New York 14615, U.S.A.
Attention: Michael Robinette, Vice President, Spoke Operations
Email: legal@li-cycle.com
Li-Cycle U.S. Inc.
55 McLaughlin Road, Rochester, New York 14615, U.S.A.
Attention: Tim Johnston, President
Email: legal@li-cycle.com
6.Entire Agreement
This Assignment Agreement is supplemental to each of the Agreements. The terms and conditions of this Assignment Agreement represent the entire agreement between the parties relating to the assignment of the Agreements and except as specifically supplemented by this Assignment Agreement, all the terms and conditions of each of the Agreements remain in full force and effect. Traxys North America LLC, as the counterparty to the Agreements, is an intended third party beneficiary of the obligations of the Parties under Section 1.
7.Governing Law
This Assignment Agreement shall be governed by, and interpreted in accordance with, the laws of the State of New York, U.S.A., without regard to its principle of conflicts of interest.

8.Counterparts
This Assignment Agreement may be executed in a number of counterparts, and it shall not be necessary for the signatures of all Parties be contained on any counterpart. Each counterpart shall be deemed an original, but all counterparts together shall constitute one and the same instrument. Counterparts maybe delivered by electronic transmission and the Parties adopt any signatures so received as original signatures of the Parties.

IN WITNESS WHEREOF, the Parties have executed this Assignment Agreement as of the date first written above.

LI-CYCLE AMERICAS CORP.

By: /s/ Ajay Kochhar     By: /s/ Tim Johnston
    Ajay Kochhar      Tim Johnston
    Director     President

LI-CYCLE INC.

By: /s/ Tim Johnston     By: /s/ Carl DeLuca
    Tim Johnston     Carl DeLuca
    President     Assistant Secretary

LI-CYCLE U.S. INC.

By: /s/ Tim Johnston     By: /s/ Carl DeLuca
    Tim Johnston     Carl DeLuca
    President     Assistant Secretary

Acknowledged and Agreed:

TRAXYS NORTH AMERICA, LLC

By: /s/ Alan Docter     By: /s/ Dineen M. Kennedy
    Name: Alan Docter     Name: Dineen Kennedy
    Title: Chairman     Title: VP Special Metals

Schedule A
BLACK MASS AGREEMENTS
Assigned from Li-Cycle Americas Corp. and Li-Cycle Inc. to Li-Cycle U.S. Inc.
July 1, 2023
Black Mass – Amended and Restated Marketing, Logistics and Working Capital Agreement, dated December 15, 2021, by and between Traxys North America LLC and Li-Cycle Americas Corp. (the “Black Mass Master Agreement”)

(i)Black Mass Purchase Contract 22465, dated January 10, 2022, by and between Traxys North America LLC and Li-Cycle Americas Corp., a subcontract under, and governed by the terms of, the Black Mass Master Agreement (as and if extended beyond June 30, 2023)
(ii)Black Mass Purchase Contract 22202, dated January 10, 2022, by and between Traxys North America LLC and Li-Cycle Inc., a subcontract under, and governed by the terms of, the Black Mass Master Agreement (as and if extended beyond June 30, 2023)
(iii)Black Mass Purchase Contract 29705, dated March 24, 2023, by and between Traxys North America LLC and Li-Cycle Inc., a subcontract under, and governed by the terms of the Black Mass Master Agreement (covering 1,200 WMT of Black Mass to August 2023)